Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information, which we refer to below as the pro forma financial statements, has been prepared to give effect to the merger of Hampton roads Bankshares, Inc. (“HRB”) and Shore Financial Corporation (“SFC”). The pro forma financial statements were prepared using the historical consolidated financial statements of HRB and SFC.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of HRB and SFC, giving effect to the merger as if it had been consummated on March 31, 2008 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2008 and for the year ended December 31, 2007, giving effect to the merger as if it had occurred on January 1, 2008 and January 1, 2007, respectively. The historical consolidated financial information has been adjusted to give effect to pro forma events that are directly attributable to the merger.

The pro forma financial statements should be read in conjunction with HRB’s and SFC’s audited and unaudited historical consolidated financial statements and accompanying footnotes in HRB’s and SFC’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008 and Annual Reports on Form 10-K for the year ended December 31, 2007. The pro forma financial statements are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the dated indicated.

The pro forma financial statements were prepared using the purchase method of accounting, with HRB treated as the acquiring entity. Accordingly, consideration paid by HRB to complete the merger with SFC will be allocated to SFC’s assets and liabilities based upon their estimated fair values as of the date of completion of the merger. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. As such, the fair values of SFC’s assets and liabilities will be based on the estimated net tangible and intangible assets of SFC that exist as of the date of completion of the merger. Accordingly, the pro forma purchase price adjustments are preliminary and have been made solely for purposes of developing the pro forma financial statement for illustrative purposes necessary to comply with the requirements of the Securities and Exchange Commission. Once the final valuations have been performed, increases or decreases in the fair value of relevant balance sheet amounts will likely result in adjustments to the balance sheet and/or statement of operations. There can be no assurance that the final determination will not result in material changes.

HRB and SFC expect to incur significant costs associated with integrating the combined company’s businesses. The pro forma financial statements do not reflect the cost or benefit that may result from synergies that may be derived from any integration activities and does not purport to project the future financial condition and results of operations of the combined company.

Hampton Roads Bankshares, Inc. and Shore Financial Corporation

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

as of March 31, 2008

(in thousands)	Hampton Roads Bankshares Historical	Shore Financial Historical	Pro Forma Adjustments	Pro Forma Combined
Assets:
Cash and Cash Equivalents	$52,023	$13,468	$974	$66,465
Total Investment Securities	32,219	21,664	(596)	53,287
Total Gross Loans	484,681	220,594	1,008	706,283
Loan Loss Reserve	(5,320)	(2,690)	—	(8,010)

Net Loans	479,361	217,904	1,008	698,273

Goodwill	—	30	20,404	20,434
Employment Agreement Intangible	—	—	160	160
Core Deposit Intangible	—	294	8,823	9,117

Total Intangibles	—	324	29,387	29,711

OREO	—	—	—	—
Deferred Tax Assets	2,503	728	(3,462)	(231)
Other Assets	17,162	13,043	875	31,080

Total Assets	$583,268	$267,131	$28,186	$878,585

Liabilities:
Deposits	$453,151	$202,724	$536	$656,411
Short-term Borrowings	48,000	35,200	345	83,545
Long-term Debt	—	—	23,000	23,000
Other Liabilities	7,486	1,144	—	8,630

Total Liabilities	508,637	239,068	23,881	771,586

Equity:
Common Stock	6,477	689	1,007	8,173
Capital Surplus	42,991	8,451	22,221	73,663
Retained Earnings	24,812	19,213	(19,213)	24,812
Accumulated Other Comprehensive Income (Loss)	351	(290)	290	351

Total Equity	74,631	28,063	4,305	106,999

Total Liabilities and Equity	$583,268	$267,131	$28,186	$878,585

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

Hampton Roads Bankshares, Inc. and Shore Financial Corporation

Unaudited Pro Forma Condensed Combined Consolidated Income Statement

For the Three Months Ended March 31, 2008

(in thousands, except per share data)	Hampton Roads Bankshares Historical	Shore Financial Historical	Pro Forma Adjustments	Pro Forma Combined
Interest Income	$9,404	$4,069	$(76)	$13,397
Interest Expense	4,018	1,773	11	5,802

Net Interest Income	5,386	2,296	(87)	7,595
Provision for Loan Losses	270	5	—	275
Net Interest Income After Privision for Loans Losses	5,116	2,291	(87)	7,320
Noninterest Income	1,221	848	—	2,069
Noninterest Expense	4,116	2,398	270	6,784

Income Before Income Tax Provision	2,221	741	(357)	2,605
Income Tax Provision	760	287	(121)	926

Net Income	$1,461	$454	$(236)	$1,679

Per Share Data
Net Income, Basic	$0.14	$0.18		$0.13
Net Income, Diluted	$0.14	$0.18		$0.13
Cash Dividends - Common Stock	$0.11	$0.08		$0.11
Average Common Shares Outstanding
Basic	10,300,317	2,502,900	210,525	13,013,742
Diluted	10,362,486	2,547,300	272,694	13,182,480

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

Hampton Roads Bankshares, Inc. and Shore Financial Corporation

Unaudited Pro Forma Condensed Combined Consolidated Income Statement

For the Year Ended December 31, 2007

(in thousands, except per share data)	Hampton Roads Bankshares Historical	Shore Financial Historical	Pro Forma Adjustments	Pro Forma Combined
Interest Income	$38,203	$16,256	$(303)	$54,156
Interest Expense	14,016	7,452	89	21,557

Net Interest Income	24,187	8,804	(392)	32,599
Provision for Loan Losses	1,232	(73)	—	1,159
Net Interest Income After Privision for Loans Losses	22,955	8,877	(392)	31,440
Noninterest Income	3,440	3,400	—	6,840
Noninterest Expense	15,994	8,440	1,083	25,517

Income Before Income Tax Provision	10,401	3,837	(1,475)	12,763
Income Tax Provision	3,590	1,106	(502)	4,195

Net Income	$6,811	$2,731	$(974)	$8,569

Per Share Data
Net Income, Basic	$0.67	$1.09		$0.66
Net Income, Diluted	$0.65	$1.08		$0.64
Cash Dividends - Common Stock	$0.43	$0.29		$0.43
Average Common Shares Outstanding
Basic	10,228,638	2,499,800	213,625	12,942,063
Diluted	10,431,554	2,519,200	416,551	13,367,305

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

Hampton Roads Bankshares, Inc. and Shore Financial Corporation

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements

For the Year Ended December 31, 2007

And As of and For the Three Months ended March 31, 2008

Note 1. Basis of Presentation

The merger will be accounted for as an acquisition by HRB of SFC using the purchase method of accounting and, accordingly, the assets and liabilities of SFC will be recorded at their respective fair values on the date the merger is completed. HRB issued to the shareholders of SFC, for each share of SFC’s stock that they owned, 1.8 shares of HRB’s common stock or $22.00 in cash, subject to the limitation that no less than 55% and no more than 75% of the total consideration could be in the form of stock. The shares of HRB common stock issued to effect the merger are assumed to be recorded at $11.50 per share. This is the closing sale price on HRB stock on January 8, 2008, the day of the announcement of the merger.

The pro forma financial statements include estimated adjustments to record assets and liabilities of SFC at their respective fair values. The pro forma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed.

The final allocation of the purchase price will be determined after the merger is completed and additional analyses are preformed to determine the fair values of SFC’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Changes in the fair value of the assets of SFC as of the date of the merger will likely change the amount of purchase price allocable to excess purchase price. The further refinement of transaction costs, changes in SFC’s shareholders’ equity, including net income, between April 1, 2008 and the date of the merger will likely change the amount of excess purchase price recorded. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The pro forma financial statements for the merger are included only as of and for the three months ended March 31, 2008, and for the year ended December 31, 2007. The unaudited pro forma information is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

Note 2. Adjustments to Equity

The pro forma financial information reflects the issuance of 2,713,425 shares of HRB common stock with an aggregate par value of $1,695,891. The table below provides the calculation of the number of shares issued:

As of March 31, 2008
SFC shares electing HRB stock exchange	1,507,458
Exchange ratio	1.8

HRB common stock issued	2,713,425

The pro forma financial statements include adjustments for the estimated fair value of all unexercised SFC stock options assumed upon the merger in the amount of $1,164,292 and estimated transaction costs in the amount of $1,036,660. These adjustments were included in the purchase price. The final estimate of fair value for the SFC stock options will be based upon a lattice option pricing model.

Note 3. Purchase Accounting Adjustments

The purchase accounting adjustments included in the pro forma balance sheet include mark-to-market adjustments to loans, land and buildings (included in other assets), investments, deposits, and short-term borrowings. These adjustments are based on estimated valuations and the adjustments recorded for these assts and liabilities on the merger date could vary significantly from the pro forma adjustments included herein depending on changes in interest rates and the components of the assets and liabilities.

Additional purchase accounting adjustments include a core deposit intangible adjustment and an employment agreement intangible adjustment. Core deposits are defined as all non-interest bearing deposits and interest-bearing transaction accounts excluding non-core time deposits. The amortization of these identifiable intangibles assets in the pro forma statements of operations is assumed to be over the estimated life using a straight line method. A deferred tax liability adjustment related to the mark-to-market adjustments and the core deposit intangible adjustment was recorded as a reduction to the existing deferred tax asset. An analysis to determine if other identifiable intangible assets exist has not yet been completed. Upon completion of this analysis, additional intangible assets may be recorded, which will likely affect the purchase price allocation.

The pro forma balance sheet also includes an adjustment for the long-term debt incurred by HRB to fund the purchase of SFC.

The following table provides the calculation and allocation of the purchase price used in the pro forma financial statements:

Purchase price:
SFC shares exchanged for stock	1,507,458
Exchange ratio	1.8	2,713,425

HRB closing share price on January 8, 2008 (date of the merger agreement)		$11.50

		31,204,388
SFC shares exchanged for cash	953,969
Cash paid per share	$22.00	20,987,318

Cash paid for fractional shares		1,190
Value of shares owned by HRB pre merger		812,896
Estimated fair value of SFC stock options		1,164,292
Estimated merger costs included in purchase price		1,036,660

Purchase price		$55,206,744

Estimated adjustments to reflect fair value of assets acquired and liabilities assumed:
Loans	(1,007,500)
Land and buildings	(1,688,053)
Investments	596,459
Employment agreement intangible	(160,000)
Core deposit intangible	(9,117,421)
Deferred taxes	3,461,644
Deposits	536,000
Short-term borrowings	345,000	(7,033,871)

SFC shareholders’ equity	(28,063,000)
SFC core deposit intangible	294,166
SFC goodwill	30,041

SFC adjusted shareholders’ equity		(27,738,793)

Goodwill		$20,434,080

Note 4. Pro Forma Statements of Income

The pro forma condensed combined statements of income for the three months ended March 31, 2008 and for the year ended December 31, 2007 include adjustments for the amortization of the estimated core deposit and employment agreement intangibles, the estimated amortization or accretion of purchase accounting adjustments made to loans, buildings, deposits and short-term borrowings, the interest expense related to the long-term debt incurred by HRB to fund the purchase of SFC, and the related tax effect of all the adjustments.

The adjustments reflected in the pro forma condensed combined statements of income are presented in the accompanying table below:

	Three Months Ended March 30, 2008	Year Ended December 31, 2007
Amortization of loan premium over 3.33 years	$(75,638)	$(302,553)
Interest expense on long-term debt based on a variable rate of prime minus 1%	(230,000)	(920,000)
Amortization of deposit premium over 0.92 years	145,652	536,000
Amortization of short-term borrowing premium over 1.17 years	73,718	294,872
Depreciation expense reduction over 35 years	3,850	15,400
Amortization of employment agreement intangible over 5 years	(8,000)	(32,000)
Amortization of core deposit intangible over 8.55 years	(266,591)	(1,066,365)

Decrease to net income before income taxes	(357,009)	(1,474,646)
Income tax adjustment at 34%	121,383	501,380

Decrease to net income	$(235,626)	$(973,266)